Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275854) and Form S-8 (Nos. 333-268426, 333-270923, and 333-273908) of Acrivon Therapeutics, Inc. of our report dated March 28, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2024